[Fortress International Group, Inc. Letterhead]

AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT

August 26, 2008
Thomas P. Rosato
c/o Fortress International Group, Inc.
7226 Lee DeForest Drive, Suite 203
Columbia, MD 21046

Dear Mr. Rosato:

Reference is hereby made to the Executive Employment Agreement, dated January 19, 2007 (the “Agreement”), entered into between you (the “Executive”) and Fortress International Group, Inc. (formerly Fortress America Acquisition Corporation), (the “Company”).

The parties hereby agree to amend the Agreement as follows:

1.	Section 3.1 is hereby deleted in its entirety and replaced with the following:

3.1
Base Salary. During the Employment Period, the Company shall pay the Executive a base salary of Three Hundred Thousand Dollars ($300,000) per year (“Base Salary”) paid in approximately equal installments bi-weekly.

2.	Section 4.1 is hereby deleted in its entirety and the monthly payment for office allowance shall cease.

The Amendment is effective as of August 26, 2008. Except as otherwise set forth herein, the Agreement shall remain in full force and effect.

Please confirm your agreement with this Amendment by signing in the space provided below.

Yours Sincerely,

Fortress International Group, Inc.

By: /s/ Timothy C. Dec
Name: Timothy Dec
Title: Chief Financial Officer

Accepted and Agreed

By: /s/ Thomas P. Rosato
Name: Thomas P. Rosato